Exhibit 5
                                  June 5, 1996

Southdown, Inc.
1200 Smith Street, Suite 2400
Houston, Texas 77002-4486

Ladies and Gentlemen:

We have acted as counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the offer by the Company to exchange $1,000 principal amount of its 10% Senior Subordinated Notes due 2006, Series B (the "Series B Notes") for each outstanding $1,000 principal amount of its 10% Senior Subordinated Notes due 2006 (the "Original Notes") of which an aggregate of $125,000,000 principal amount is outstanding (the "Exchange Offer"). The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (Registration No. 333-02585), as amended, with respect to the Exchange Offer (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies of the Registration Statement and of (a) the Indenture dated as of March 19, 1996 (the "Indenture") by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), pursuant to which the Original Notes were issued and pursuant to which the Series B Notes will be issued, (b) the Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, (c) certain resolutions of the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture and the due authentication of the Original Notes by duly authorized officers of the Trustee.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

         2. The Original Notes have been validly authorized and issued, and when
(i) the Series B Notes have been duly executed (manually or in facsimile) by duly authorized officers of the Company, (ii) the Series B Notes have been duly authenticated by the Trustee under the Indenture, and (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Company, all in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Series B Notes issued in exchange for the Original Notes in accordance with the terms of the Exchange Offer will be validly authorized and issued and legally binding obligations of the Company entitled to the benefits of the Indenture.

Insofar as the law of the State of Louisiana is applicable to the matters discussed herein, we have relied upon the opinion of Stone, Pigman, Walther, Wittmann & Hutchinson, L.L.P., a copy of which is attached hereto.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Series B Notes" in the Prospectus included in the Registration Statement. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.
                                                  Very truly yours,

                                                  Bracewell & Patterson, L.L.P.

                                  June 5, 1996

Bracewell & Patterson, L.L.P.
2900 South Tower Pennzoil Place
Houston, Texas 77002-2781

         Re:      Southdown, Inc. Exchange Offer of Series B Notes

Ladies and Gentlemen:

                  We have been asked to render this opinion as special Louisiana counsel to Southdown, Inc., a Louisiana corporation (the "Company"), with respect to certain matters of Louisiana corporate law in connection with the offer by the Company to exchange $1,000 principal amount of its 10% Senior Subordinated Notes due 2006, Series B (the "Series B Notes") for each outstanding $1,000 principal amount of its 10% Senior Subordinated Notes due 2006 (the "Original Notes") of which an aggregate of $125,000,000 principal amount is outstanding (the "Exchange Offer").

                  We have examined originals or copies of (a) the Indenture dated as of March 19, 1996 (the "Indenture") by and between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"), pursuant to which the Original Notes were issued and pursuant to which the Series B Notes will be issued, (b) the Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, (c) certain resolutions of the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture and the due authentication of the Original Notes by duly authorized officers of the Trustee.

                  Based upon the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

                  2. The Original Notes have been validly authorized and the Series B Notes to be issued in exchange for the Original Notes in accordance with the terms of the Exchange Offer have been validly authorized.

                  We are members of the Louisiana Bar, and the opinions in this letter are based on and limited to the laws of the State of Louisiana. The opinions contained in this letter are limited in that we express no opinion with respect to federal laws, state blue sky or other securities laws, tax or environmental laws or matters, the laws of any municipality, parish or other political subdivision of the State of Louisiana or any agency thereof, or the laws of any jurisdiction other than Louisiana.

                  This letter expresses our professional legal opinion as to the matters addressed in this letter and is based on our professional knowledge and judgment; it is not, however, to be construed as a guaranty.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 (Registration No. 333-02585) with respect to the Exchange Offer and to the reference to us under the caption "Validity of Series B Notes" in the Prospectus included in the Registration Statement. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations issued thereunder.

                                                  Very truly yours,

                                                  Stone, Pigman, Walther,
                                                  Wittmann & Hutchinson, L.L.P.